SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ⬜

Check the appropriate box:

⬜Preliminary Proxy Statement

⬜Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

⬜Definitive Proxy Statement

☒Definitive Additional Materials

⬜Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WESTERN ASSET VARIABLE RATE

STRATEGIC FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

⬜Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

⬜Fee paid previously with preliminary materials.

⬜Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

IMPORTANT MESSAGE TO STOCKHOLDERS OF WESTERN ASSET VARIABLE RATE STRATEGIC FUND INC.

A Special Meeting of Stockholders for Western Asset Variable Rate Strategic Fund Inc. scheduled to be held on JUNE 5, 2020.

Proxy materials are being mailed to you for your review.

DO NOT DISCARD THE ENVELOPE WHEN IT ARRIVES.

It will contain time-sensitive voting materials that require a response from you as a stockholder. The Board of Directors unanimously recommends that you vote IN FAVOR OF EACH OF THE PROPOSALS.

You can also review information about the Special Meeting of Stockholders online at: www.ReadOurMaterials.com/gfy

If you have any questions, please call the firm assisting us with the solicitation toll-free at 877-750-0625.

Thank you!

Western Asset Variable Rate Strategic Fund Inc. c/o Innisfree M&A Incorporated

FDR Station

P.O. Box 5155

New York, NY 10150-5155

PRESORTED

FIRST CLASS MAIL

U.S. POSTAGE

PAID

PERMIT No. 14

HICKSVILLE, NY 11801

ATTENTION

Western Asset Variable Rate Strategic Fund Inc. Stockholders.

You are invited to review the proxy materials posted online in advance of the Special Meeting of Stockholders scheduled to be held on June 5, 2020.

Please go online to: www.ReadOurMaterials.com/gfy

If you have any questions, please call the firm assisting us with the solicitation toll-free at 877-750-0625.